CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of AVANT TECHNOLOGIES INC. (the “Company”) of our report dated June 30, 2024 relating to our audits of the Company’s financial statements as of March 31, 2024.

Dylan Floyd Accounting & Consulting

We have served as the Company's auditor since 2020.

Newhall, California

February 28, 2025